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                                                                    Exhibit 23.2
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-50480) pertaining to the Regeneron Pharmaceuticals, Inc. 1990 Long Term Incentive Plan and in the Registration Statements (Form S-8 No. 33-85330, Form S-8 No. 33-97176, and Form S-8 No. 333-33891) pertaining to the Regeneron Pharmaceuticals, Inc. Amended and Restated 1990 Long Term Incentive Plan of our report dated February 5, 1999, with respect to the financial statements of Amgen-Regeneron Partners included in Regeneron Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1998.




                                                  ERNST & YOUNG LLP


Los Angeles, California
February 5, 1999